UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):         May 29, 2009

Advanced Photonix, Inc.
(Exact Name of Registrant as specified in its Charter)

Delaware	1-11056	33-0325836
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2925 Boardwalk, Ann Arbor, Michigan	48104
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (734) 864-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry Into a Material Definitive Agreement.

On May 29, 2009, Advanced Photonix, Inc. (the “Company”) executed a First Amendment to Loan Agreement (the “Amendment”) with The PrivateBank and Trust Company (the “Bank”), effective as of March 31, 2009, which amended that certain Loan Agreement (the “Agreement”), dated September 25, 2008, between the Company and the Bank.

As amended, the Agreement requires the Company to maintain a minimum debt service coverage ratio of 1.00:1.00 (through June 30, 2009), 1.25:1.00 (through September 30, 2009) and 1.50:1.00 (on or after December 31, 2009).  Furthermore, under the Agreement, as amended, the Company must maintain lower levels of adjusted EBITDA and base net worth than were originally required.

The description of the Amendment is qualified in its entirety by reference to the copy of the document filed herewith as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Exhibit

10.1	First Amendment to Loan Agreement dated May 29, 2009 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ADVANCED PHOTONIX, INC.

By:	/s/ Richard D. Kurtz
Richard D. Kurtz, Chief Executive Officer

Dated:  May 29, 2009

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	First Amendment to Loan Agreement dated May 29, 2009 between Advanced Photonix, Inc. and The PrivateBank and Trust Company.